HANSEN, BARNETT & MAXWELL
             A Professional Corporation
            CERTIFIED PUBLIC ACCOUNTANTS
                         AND
                BUSINESS CONSULTANTS
              5 Triad Center, Suite 750
            Salt Lake City, UT 84180-1128
                Phone: (801) 532-2200
                 Fax: (801) 532-7944
                   www.hbmcpas.com


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors and Stockholders
Cyber Defense Systems, Inc.
St. Petersburg, Florida


We consent to the use of our report dated April 11, 2005, except for the items discussed in Note 12, as to which the date is May 18, 2005, in the Registration Statement of Cyber Defense Systems, Inc. on Form SB-2, relating to the registration of 8,782,896 shares of common stock. We also consent to the use of our name and the reference to us in the "Experts" section of this Registration Statement.



                                                     HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
July 14, 2005